UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 28, 2012
Date of report (date of earliest event reported)

Raymond James Financial, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

1-9109	59-1517485
(Commission File Number)	(IRS Employer Identification No.)

880 Carillon Parkway St. Petersburg, FL 33716
(Address of Principal Executive Offices)  (Zip Code)

(727) 567-1000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On February 28, 2012, Raymond James Financial, Inc. (“The Company”) issued a press release to announce that it will speak at the Raymond James Institutional Investors Conference on Monday, March 5, at 10:25 a.m. ET in Orlando, Florida.  Links to the webcasts and presentation slides will be available the morning of the presentation on raymondjames.com under Our Company, Investor Relations, Presentations and Webcasts.  A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In addition, the Company issued a press release on the same day to announce that the Antitrust Division of the United States Department of Justice has granted to the Company early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act in connection with the proposed acquisition of Morgan Keegan & Company, Inc. and MK Holding, Inc. by the Company.  A copy of this press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

The information furnished herein, including Exhibits 99.1 and 99.2, is not deemed to be "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section.  This information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.

Item 9.01 Financial Statements and Exhibits

     (d) The following are filed as exhibits to this report:
Exhibit No.

99.1 Press release (Institutional Investors Conference) dated February 28, 2012 issued by Raymond James Financial, Inc.

99.2 Press release (Hart-Scott-Rodino) dated February 28, 2012 issued by Raymond James Financial, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYMOND JAMES FINANCIAL, INC.

Date: February 28, 2012	By:	/s/ Jeffrey P. Julien
Jeffrey P. Julien
Executive Vice President - Finance
Chief Financial Officer and
Treasurer